UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2012

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)    (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

The Board of Directors (the “Board”) of India Globalization Capital, Inc. (“IGC”) elected Mr. Richard Prins as its Chairman, effective January 30, 2012.  Mr. Prins was also appointed as Chairman of the Audit Committee. Mr. Sudhakar Shenoy was appointed as Chairman of the Compensation Committee.

Mr. Prins has served as our independent director since September 2010.  Mr. Prins has more than 26 years of experience in private equity investing and investment banking.  Mr. Richard Prins holds a B.A. degree from Colgate University (1980) and an M.B.A. from Oral Roberts University (1983).  Mr. Prins has in-depth knowledge and experience with U.S. capital markets, has served on and chaired audit and compensation committees of public boards, has extensive experience in finance, accounting, and internal controls over financial reporting.  Mr. Prins’ knowledge of India, China, reporting requirements and experience with U.S. capital markets makes him a highly effective director.

Mr. Shenoy has served as our independent director since inception of IGC on May 25, 2005. His extensive business contacts in India and his experience serving on the boards of public companies in the U.S. make him a highly effective board member.

 SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

INDIA GLOBALIZATION CAPITAL, INC.

Date: January 27, 2012	By:	/s/ Ram Mukunda
Ram Mukunda
Chief Executive Officer and President